Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
RightNow Technologies, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 (Nos. 333-149776, 333-141340, 333-138543, 333-124329, 333-118515) of RightNow Technologies Inc. of our reports dated March 6, 2009, with respect to the consolidated balance sheets of RightNow Technologies, Inc. as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity and comprehensive loss, and cash flows, for each of the years in the three-year period ended December 31, 2008, and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008 annual report on Form 10 K of RightNow Technologies, Inc.

Our report on the consolidated financial statements refers to RightNow Technologies, Inc.’s adoption of Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainties in Income Taxes, an Interpretation of FASB Statement No. 109, effective January 1, 2007.

/s/ KPMG LLP

Portland, Oregon
March 6, 2009